Calculation of Filing Fee Tables
S-3
AGREE REALTY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Guarantees of 5.650% Notes due 2036	Other				0.0001381	$ 0.00
Fees to be Paid	2	Debt	Agree Limited Partnership 5.650% Notes due 2036	457(r)	400,000,000		$ 393,988,000.00	0.0001381	$ 54,409.74
Fees to be Paid	3	Debt	Guarantees of 5.650% Notes due 2036	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 393,988,000.00		$ 54,409.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 54,409.74
Offering Note
[1]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Act, no separate fee is payable with respect to the guarantee of Agree Realty Corp being registered hereby.

[2]	The registration fee of the Notes offered by Agree Limited Partnership is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrants' Registration Statement on Form S-3 (File No. 333- 295307) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

[3]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Act, no separate fee is payable with respect to the guarantees of the subsidiary guarantors being registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date